SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 19, 2005
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 19, 2005, Discovery Laboratories, Inc., a Delaware corporation (the “Company”) announced that it had received formal written notification from the U.S. Food and Drug Administration (the “FDA”), following its review of the Company’s previously submitted Response Letter, outlining items that need to be addressed in order for the FDA to deem the response complete. The Company’s Response Letter to the FDA’s Approvable Letter for Surfaxin® (lucinactant) for the prevention of Respiratory Distress Syndrome (RDS) in premature infants was submitted to the FDA on July 29, 2005. The Company issued a press release providing this information on August 19, 2005. The full text of the press release is set forth in Exhibit 99.1 to this Current Report on Form 8-K.

On August 19, 2005, the Company held a conference call to provide an update of the status of its response to the FDA’s Approvable Letter. The Company also provided clarification of the FDA regulatory process for Surfaxin’s approval. The Company anticipates that in October 2005 it will submit its response (as an amendment to its Response Letter) to the items outlined by the FDA as requiring further clarification or additional information. The FDA has fourteen days from the date of that submission to respond to the Company as to whether that amendment, together with the previously submitted Response Letter, constitutes a complete response to its Approvable Letter. Should the Company’s Response Letter, as amended, be deemed complete, the FDA has a six month target to complete its review of the Company’s NDA for Surfaxin. Should the Company’s October submission be considered by the FDA to complete the Company’s Response Letter and the FDA meets its review cycle target, the Company anticipates that the FDA will approve the Surfaxin NDA in April 2006 with commercial launch to occur in the second quarter of 2006.

The Company also adjusted its previously communicated timelines for the potential European approval of Surfaxin by the European Medicines Evaluation Agency (EMEA) by announcing such approval is now anticipated in the second quarter of 2006. In addition, the Company provided adjustments to its previously reported estimates of quarterly net decreases in cash, cash equivalents, restricted cash and marketable securities (collectively, “Cash”) for the third and fourth quarters of 2005. The Company is now projecting net decreases in Cash of $10 million and $12 to $12.5 million for the third and fourth quarters of 2005, respectively.

Item 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits:

99.1	Press Release dated August 19, 2005.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Name: Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer

Date: August 19, 2005